Exhibit 10.2


                    REVOLVING LINE OF CREDIT PROMISSORY NOTE
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$30,000,000.00 U.S.                           Manchester, New Hampshire
                                              December 26, 1997


     FOR VALUE RECEIVED, the undersigned, WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., WPI MICRO PROCESSOR SYSTEMS, INC., WPI DECISIONKEY, INC., WPI UK HOLDING, INC., WPI UK HOLDING, II, INC., and WPI OYSTER TERMINALS, INC., each a New Hampshire corporation, and WPI HUSKY COMPUTERS, INC, a Florida corporation, all such corporations having executive offices at 1155 Elm Street Manchester, New Hampshire 03101 (all of such corporations are hereinafter referred to individually and collectively as the "Borrower"), hereby promise, jointly and severally, to pay to the order of FLEET BANK - NH, a bank organized under the laws of the State of New Hampshire with an address of Mail Stop NHNA E02A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), at such address, or such other place or places as the holder hereof may designate in writing from time to time hereafter, the maximum principal sum of THIRTY MILLION DOLLARS ($30,000,000.00), or so much thereof as may be advanced or readvanced by the Bank to the Borrower from time to time hereafter (such amounts defined as the "Debit Balance" below), together with interest as provided for hereinbelow, in lawful money of the United States in immediately available funds, all as provided hereinbelow.

     The Borrower's "Debit Balance" shall mean the debit balance in an account on the books of the Bank, maintained in the form of a ledger card, computer records or otherwise in accordance with the Bank's customary practice and appropriate accounting procedures wherein there shall be recorded the principal amount of all advances and readvances made by the Bank to the Borrower, all principal payments made by the Borrower to the Bank hereunder, and all other appropriate debits and credits to principal. The Bank shall render to the Borrower a statement of account with respect thereto on a monthly basis. The statement shall be considered correct and be considered accepted by the Borrower, and shall conclusively bind the Borrower, unless Borrower notifies the Bank to the contrary within thirty (30) days after the date of Borrower's receipt of the statement.

     The Bank agrees to lend to the Borrower, and the Borrower may borrow, up to the maximum principal sum provided for in this Note in accordance with and subject to the terms, conditions, and limitations of this Note and the Amended and Restated Commercial Loan Agreement dated as of December 26, 1997, as the same may be amended from time to time hereafter (the "Loan Agreement"). The holder of this Note is entitled to all of the benefits and rights, and is subject to all of the obligations, of the Bank under the Loan Agreement. However, neither this reference to the Loan Agreement nor any provision thereof shall impair the absolute and unconditional obligation of the Borrower to pay the principal and interest of this Note as herein provided. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     The Borrower agrees that the Bank may deliver all advances under this Note by direct deposit to any demand account of the Borrower with the Bank or in such other reasonable manner as may be designated in writing by the Bank to the Borrower, and that all such advances shall represent binding obligations of the Borrower.

     The Borrower acknowledges that this Note is to evidence the Borrower's obligation to pay its Debit Balance, plus interest and any other applicable charges as determined from time to time, and that it shall continue to do so despite the occurrence of intervals when no Debit Balance exists because the Borrower has paid the previously existing Debit Balance in full.

     Interest shall be calculated and charged daily, based on the actual days elapsed over a three hundred sixty (360) day banking year, on the Debit Balance outstanding from time to time at an annual variable rate equal to the Prime Rate. The "Prime Rate" shall be the rate published by The Wall Street Journal
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from time to time under the category "Prime Rate: The Base Rate on Corporate Loans posted by at least 75% of the Nation's 30 Largest Banks" (the lowest of the rates so published if more than one rate is published under this category at any given time) or such other comparable index rate selected by the Bank in its sole discretion if The Wall Street Journal ceases to publish such rate. The
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BORROWER acknowledges that the Prime Rate is used for reference purposes only as an index and is not necessarily the lowest interest rate charged by the BANK on commercial loans. Each time the Prime Rate changes the interest rate hereunder shall change contemporaneously with such change in the Prime Rate. Notwithstanding the foregoing, the Borrower may elect from time to time a fixed rate of interest equal to the Eurodollar Based Rate to apply to outstanding principal hereunder, all in accordance with, and subject to the limitations of, the provisions of the Loan Agreement.

     Outstanding principal hereunder shall be paid in accordance with the terms and conditions of the Loan Agreement. Accrued interest only on the outstanding Debit Balance hereunder shall be payable monthly in arrears commencing thirty
(30) days from the date hereof (or on any day within 30 days of the date hereof agreed to by the Borrower and the Bank to provide for a convenient payment date) and continuing on the same date of each month thereafter through and until the Review Date as to which the Bank does not renew the Revolving Line of Credit Loan, whereupon all outstanding principal and accrued and unpaid interest hereunder shall be due and payable in full.

     The Borrower may prepay this Note in whole or in part at any time; provided, however, that such prepayment shall be subject to the terms and conditions of the Loan Agreement and the charges provided thereunder payable by Borrower to Bank. In the event that any such prepayment shall be made by the Borrower, the amount thereof shall be applied first to accrued interest and thereafter to principal.

     At the option of the Bank, this Note shall become immediately due and payable in full, without further demand or notice, if any installment of principal or interest is not paid when due hereunder or upon the occurrence of any other Event of Default under the terms hereof, of the Loan Agreement, or of any other Loan Document.

     The holder may impose upon the Borrower a delinquency charge of five percent (5%) of the amount of the principal and/or interest not paid on or before the tenth (10th) day after such installment is due. The entire principal balance hereof shall after maturity, whether by demand, acceleration or otherwise, or following the occurrence of an Event of Default, until the Event of Default has been cured or waived by the Bank, bear interest at the contract rate of this Note plus an additional five percent (5%) per annum.

     The Borrower grants to Bank the right to set off and apply, upon the occurrence of an Event of Default and without demand or notice of any nature, all, or any portion of, deposits, credits and other property now or hereafter due from the holder to the Borrower, against the indebtedness evidenced by this Note. This Note is secured by the Collateral granted in the Loan Agreement and the other Loan Documents.

     The Borrower agrees to pay on demand all reasonable out-of-pocket costs of collection hereof, including reasonable attorneys' fees, whether or not any action is instituted by the holder in its discretion.

     No delay or omission on the part of the holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy under this Note shall be effective unless made in writing and signed by the holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion.

     The acceptance by the holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the holder hereof under this Note.

     All rights and remedies of the holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently.

     The Borrower hereby waives, to the fullest extent permitted by law, presentment, notice, and protest. Borrower assents to any extension of the time of payment or any other indulgence.

     This Note and the provisions, hereof shall be binding upon the Borrower and the Borrower's successors, legal representatives and assigns and shall inure to the benefit of and shall bind the holder and the holder's successors, legal representatives and assigns.

     The word "holder" as used herein shall mean the payee or endorsee of this Note who is in possession of it, or the bearer, if this Note is at the time payable to the bearer.

     This Note may not be amended, changed or modified in any respect except by a written document which has been executed by each party. This Note constitutes a New Hampshire contract to be governed by the laws of such state and to be paid and performed therein.

     This Note is executed and delivered in replacement of, but not in novation or discharge of, the Revolving Line of Credit Promissory Note of WPI Group, Inc., WPI Electronics, Inc., WPI Magnetec, Inc., WPI Micro Palm, Inc., WPI Power Systems, Inc., WPI Termiflex, Inc., WPI Micro Processor Systems, Inc., WPI DecisionKey, Inc., WPI UK Holding, Inc., WPI UK Holding, II, Inc., WPI Oyster Terminals, Inc., WPI Group (U.K.), and WPI Oyster Terminals Limited, payable to the order of the Bank in the principal amount of Thirty Million Dollars ($30,000,000.00) dated February 27, 1997 (the "Prior Note"). All references to the Prior Note in any Loan Document shall be deemed to refer to this Note which evidences the indebtedness evidenced by the Prior Note.

     BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND MAKE THE LOAN.

     Executed and delivered as of the day and year first above written.


                                   WPI GROUP, INC.,
                                   WPI POWER SYSTEMS, INC.,
                                   WPI MAGNETEC, INC.,
                                   WPI ELECTRONICS, INC.,
                                   WPI TERMIFLEX, INC.,
                                   WPI MICRO PALM, INC.,
                                   WPI MICRO PROCESSOR SYSTEMS, INC.
                                   WPI DECISIONKEY, INC.,
                                   WPI UK HOLDING, INC.,
                                   WPI UK HOLDING II, INC.,
                                   WPI OYSTER TERMINALS, INC., and
                                   WPI HUSKY COMPUTERS, INC.

/s/ Elizabeth M. Fogelgren
/s/ Curtis W. Little, Jr.          By: /s/ John W. Powers
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Witness                                John W. Powers, for, on behalf of, and
                                       as Duly Authorized Officer or Agent of
                                       each of the above-named corporations